EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements Nos. 333 -139703 and 333-140787 on Form S-8 of St. Bernard Software, Inc. of our report dated April 2, 2007, relating to the consolidated financial statements of St. Bernard Software, Inc. and subsidiaries, appearing in this Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/    MAYER HOFFMAN MCCANN P.C.

San Diego, California

April 2, 2007